                                                                    EXHIBIT 25.1
_____________________________________________________________________________
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549
                             ____________________
                                   FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
          OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
          TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                          ___________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                    13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                       (Zip Code)
executive offices)

                         BANKERS TRUST COMPANY
                         LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                         NEW YORK, NEW YORK  10006
                         (212) 250-2201
           (Name, address and telephone number of agent for service)
                       _________________________________

                             BOSTON CHICKEN, INC.
              (Exact name of obligor as specified in its charter)


DELAWARE                                                    36-3904053
(State or other jurisdiction of                             (I.R.S. employer
Incorporation or organization)                              Identification no.)


14103 DENVER WEST PARKWAY
GOLDEN, COLORADO                                            80401-4086
(Address of principal executive offices)                    (Zip Code)



                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004
                      (Title of the indenture securities)

ITEM   1. GENERAL INFORMATION.
               Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                         ADDRESS
          ----                                         -------

          Federal Reserve Bank (2nd District)          New York, NY
          Federal Deposit Insurance Corporation        Washington, D.C.
          New York State Banking Department            Albany, NY

          (b)       Whether it is authorized to exercise corporate trust powers.

                    Yes.

ITEM   2. AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

ITEM   3. -15. NOT APPLICABLE

ITEM  16.      LIST OF EXHIBITS.

            EXHIBIT 1 -  Restated Organization Certificate of Bankers Trust
                         Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

            EXHIBIT 2 -  Certificate of Authority to commence business -
                         Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

            EXHIBIT 3 -  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                         Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

            EXHIBIT 4 -  Existing By-Laws of Bankers Trust Company, as amended on September 17, 1996 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-15263.

            EXHIBIT 5 -  Not applicable.

            EXHIBIT 6 -  Consent of Bankers Trust Company required by Section
                         321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

            EXHIBIT 7 -  A copy of the latest report of condition of Bankers
                         Trust Company dated as of September 30, 1996.

            EXHIBIT 8 -  Not Applicable.

            EXHIBIT 9 -  Not Applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 28rd day of February, 1997.


                                   BANKERS TRUST COMPANY



                                   By:  /s/ Matthew Seeley
                                        --------------------
                                        Matthew Seeley
                                        Vice President

Legal Title of Bank:      Bankers Trust Company             Call Date: 9/30/96       ST-BK:  36-4840     FFIEC 031
Address:                  130 Liberty Street                Vendor ID: D             CERT: 00623         Page RC-1
City, State  ZIP:         New York, NY  10006                                                            11
FDIC Certificate No.:       0   0   6   2   3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                             ----------------
                                                                                                               C400
                                                                                                             ----------------
                                                  Dollar Amounts in Thousands             RCFD     Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                         //////////////////
  1.    Cash and balances due from depository institutions (from Schedule RC-A):               //////////////////
        a.     Noninterest-bearing balances and currency and coin(1)...............             0081               809,000   1.a
        b.     Interest-bearing balances(2)........................................             0071             4,453,000   1.b.
  2.    Securities:                                                                            //////////////////
         a.    Held-to-maturity securities (from Schedule RC-B, column A)..........             1754                     0   2.a.
         b.    Available-for-sale securities (from Schedule RC-B, column D)........             1773             4,133,000   2.b.
  3     Federal funds sold and securities purchased under agreements to                        //////////////////
        resell in domestic offices of the bank and of its Edge and Agreement
        subsidiaries, and in IBFs:                                                             //////////////////
        a.     Federal funds sold..................................................             0276             5,933,000   3.a.
        b.     Securities purchased under agreements to resell.....................             0277               413,000   3.b.
  4.   Loans and lease financing receivables:                                                  //////////////////            4.a.
        a.     Loans and leases, net of unearned income (from Schedule RC-C)                   //////////////////            4.b.
                                                                   RCFD  2122  27,239,000      //////////////////            4.c.
        b.     LESS: Allowance for loan and lease losses...........RFCD  3123     917,000      //////////////////            4.a
        c.     LESS: Allocated transfer risk reserve ...............RCFD  3128           0     //////////////////
        d.     Loans and leases, net of unearned income,
               allowance, and reserve (item 4.a minus 4.b and 4.c).................            2125  26,322,000             4.d.
  5.   Assets held in trading accounts.............................................            3545  36,669,000             5.
  6.   Premises and fixed assets (including capitalized leases)....................            2145     870,000             6.
  7.   Other real estate owned (from Schedule RC-M)................................            2150     215,000             7.
  8.   Investments in unconsolidated subsidiaries and associated companies
         (from Schedule RC-M)                                                                  2130     212,000             8.
  9.   Customers' liability to this bank on acceptances outstanding................            2155     577,000             9.
 10.   Intangible assets (from Schedule RC-M)......................................            2143      18,000            10.
 11.   Other assets (from Schedule RC-F)...........................................            2160   8,808,000            11.
 12.   Total assets (sum of items 1 through 11)....................................            2170  89,432,000            12.
                                                                                               --------------------------------

__________________________
(1)  Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts. City, State

Legal Title of Bank:   Bankers Trust Company               Call Date: 9/30/96       ST-BK: 36-4840     FFIEC 031
Address:               130 Liberty Street                  Vendor ID: D             CERT: 00623        Page  RC-2
City, State Zip:       New York, NY  10006                                                             12
FDIC Certificate No.: 0  0  6  2  3

SCHEDULE RC--CONTINUED
                                                     Dollar Amounts in Thousands              ////////   Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                   ////////////////////////
13.   Deposits:                                                                               ////////////////////////
      a.  In domestic offices (sum of totals of columns A and C from Schedule
          RC-E, part I)                                                                       RCON 2200        9,391,000   13.a.
          (1)   Noninterest-bearing(1) ............RCON 6631     2,734,000........            ////////////////////////     13.a.(1)
          (2)  Interest-bearing....................RCON 6636     6,657,000........            ////////////////////////     13.a.(2)
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule
          RC-E part II)                                                                       RCFN 2200       23,385,000   13.b.
          (1)   Noninterest-bearing................RCFN 6631     654,000                      ////////////////////////     13.b.(1)
          (2)   Interest-bearing...................RCFN 6636  22,731,000                      ////////////////////////     13.b.(2)
14.   Federal funds purchased and securities sold under agreements to repurchase in           ////////////////////////
      domestic offices of the bank and of its Edge and Agreement subsidiaries, and            ////////////////////////
      in IBFs:
      a.  Federal funds purchased.................................................            RCFD 0278        3,090,000   14.a.
      b.  Securities sold under agreements to repurchase..........................            RCFD 0279           99,000   14.b.
15.   a.  Demand notes issued to the U.S. Treasury................................            RCON 2840                0   15.a.
      b.  Trading liabilities.....................................................            RCFD 3548       18,326,000   15.b.
16.   Other borrowed money:                                                                   ////////////////////////  /
      a.  With original maturity of one year or less..............................            RCFD 2332       17,476,000   16.a.
      b.  With original maturity of more than one year............................            RCFD 2333        2,771,000   16.b.
17.   Mortgage indebtedness and obligations under capitalized leases..............            RCFD 2910           31,000   17.
18.   Bank's liability on acceptances executed and outstanding....................            RCFD 2920          577,000   18.
19.   Subordinated notes and debentures...........................................            RCFD 3200        1,228,000   19.
20.   Other liabilities (from Schedule RC-G)......................................            RCFD 2930        8,398,000   20.
21.   Total liabilities (sum of items 13 through 20)..............................            RCFD 2948       84,772,000   21.
                                                                                              ////////////////////////
22.   Limited-life preferred stock and related surplus............................            RCFD 3282                0   22.
EQUITY CAPITAL                                                                                ////////////////////////
23.   Perpetual preferred stock and related surplus...............................            RCFD 3838          500,000   23.
24.   Common stock................................................................            RCFD 3632        1,002,000   24.
25.   Surplus (exclude all surplus related to preferred stock)....................            RCFD 3839          527,000   25.
26.   a.  Undivided profits and capital reserves..................................            RCFD 3632        3,017,000   26.a.
      b.  Net unrealized holding gains (losses) on available-for-sale
          securities..............................................................            RCFD 8434   (       16,000)  26.b.
27.   Cumulative foreign currency translation adjustments.........................            RCFD 3284   (      370,000)  27.
28.   Total equity capital (sum of items 23 through 27)...........................            RCFD 3210        4,660,000   28.
29.   Total liabilities, limited-life preferred stock, and equity capital (sum of             ////////////////////////
      items 21, 22, and 28).......................................................            RCFD 3300       89,432,000   29.
                                                                                              ----------------------------

Memorandum
To be reported only with the March Report of Condition.

   1.     Indicate in the box at the right the number of the statement below that best
          describes the most comprehensive level of auditing work performed for the bank                       Number
                                                                                                           ---------------
          by independent external auditors as of any date during 1995 ....................... RCFD 6724           N/A      M.1
                                                                                              ----------------------------

1   =     Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2   =     Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3   =     Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4   =     Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5   =     Review of the bank's financial statements by external auditors
6   =     Compilation of the bank's financial statements by external auditors
7   =     Other audit procedures (excluding tax preparation work)
8   =     No external audit work
______________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                              State of New York,

                              Banking Department


     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,
                    this   21ST  day of   MARCH   in the Year of our Lord
                         -------        ---------
                    one thousand nine hundred and NINETY-SIX.



                                                      /s/ Peter M. Philbin
___________                                       ------------------------------
                                                  Deputy Superintendent of Banks

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                           ORGANIZATION CERTIFICATE

                               OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         _____________________________

          We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                              /s/ James T. Byrne, Jr.
                                           ----------------------------------
                                                  James T. Byrne, Jr.
                                                   Managing Director

                                              /s/ Lea Lahtinen
                                           ----------------------------------
                                                  Lea Lahtinen
                                                  Assistant Secretary

State of New York         )
                          )  ss:
County of New York  )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                              /s/ Lea Lahtinen
                                           ----------------------------------

_________                                         Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


   /s/ Sandra L. West
---------------------
       Notary Public


            SANDRA L. WEST                     Counterpart filed in the
    Notary Public State of New York            Office of the Superintendent of
            No. 31-4942101                     Banks, State of New York,
     Qualified in New York County              This 21st day of March, 1996
 Commission Expires September 19, 1996